Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports:

•

dated March 13, 2012 except for the changes in the presentation of comprehensive loss discussed in Note 2 and discontinued operations discussed in Note 4, which are as of May 24, 2012 with respect to the consolidated financial statements and financial statement schedule of Motricity, Inc. and subsidiaries included in the Annual Report on Form
10-K for the year ended December 31, 2011 as amended by Form 8-K on May 24, 2012; and

•	dated March 13, 2012 with respect to internal control over financial reporting of Motricity, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2011 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement and Prospectus of the aforementioned reports and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Seattle, Washington

June 21, 2012